UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

QUANTUM ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 N. Jefferson Street, Suite 400
Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

(480) 734-0337
(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2018, the Registrant entered into an Asset for Stock Swap Agreement (the “Swap Agreement”) with the Looper Family Office, LLC, a Texas limited liability company and Quay View Partners, LLC (jointly the “Sellers”) pursuant to which the Sellers agreed to convey to the Registrant 100% of their rights, titles and interests in and to producing oil, gas and mineral leases in southern Wyoming as follows: Sections 19, 23 and 26 – T19N – R89W, Carbon County, Wyoming; Section 2 – T19N – R88W, Carbon County, Wyoming; and Sections 26 and 35 – T32N – R95W, Fremont County, Wyoming (collectively the “Properties”) in exchange for 100,000 restricted shares of newly created Series W Preferred Convertible Stock par value $0.0001 per share of the Registrant. The Registrant will own the Properties through wholly owned subsidiary to be formed by the Registrant and the Series W Preferred Convertible Stock will be issued to secure debt and or equity for such subsidiary. The Registrant will also contribute a loan of $250,000 to the Sellers, funded in two installments as follows: the first upon the execution of the Swap Agreement and the second on or before June 7, 2019.

The Properties produce oil and natural gas from shallow depths. Current production rates of ~160 barrels of oil per day are expected to increase by 30% in Q3 2019 after the Company returns two currently non-producing wells to production. A January 16, 2019, independent 3rd party engineering report from Allen & Crouch Petroleum Engineers shows that the Properties have an engineered reserve value of $25,000,000+ in future cash flow. The Company plans to drill additional wells on the Properties in 2020. Proven oil and reserves attributable to the property are 810,000 barrels of oil equivalent.

The Series W Preferred Convertible Stock will have liquidation preference, conversion and anti-dilution preference. The Series W Preferred Convertible Stock also has Spinout Rights pursuant to which the holders of the Series W Preferred Convertible Stock may elect the complete a “direct listing”, whereby the Company will file a S-1 registration statement with the SEC to list the shares of such newly created subsidiary, whereby the holders of the Series W Preferred Convertible Stock will retain 90% control and the remaining 10% will be distributed pari passu to the Company’s common shareholders. The cost of such registration statement will be borne by the majority of the holders of the Series W Preferred Convertible Stock and an additional $350,000 will be paid to the Company when the spin out is completed.

Quay View Partners LLC owns 1,700,000 shares of the Registrant’s common stock.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As set forth in Item 1.01 above, the Registrant has agreed to issue 100,000 restricted shares of newly created Series W Preferred Convertible Stock par value $0.0001 per share in exchange for the Properties. The Series W Preferred Convertible Stock will be issued to secure debt and or equity for a wholly owned subsidiary to be formed by the Company. The Series W Preferred Convertible Stock will have liquidation preference pursuant to which upon any liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series W Preferred Convertible Stock, the holders of the Series W Preferred Convertible Stock shall be entitled to be paid out of the assets of the Registrant’s newly created subsidiary. Each Share of Series W Preferred Convertible Stock will carry coupon of eight percent 8% per year so long as the Share of Series W Preferred Convertible Stock remain issued and outstanding, calculated as simple and not compounding interest, and will be convertible, at any time by the respective holder, into the number of shares of the Corporation’s common stock, at an eight percent (8%) discount to the average Closing Sales Price of the Corporation’s common stock for the five trading days immediately prior to the Conversion Date as listed on www.otcmarkets.com. Shares of Series W Preferred Convertible Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ration prior to the reverse split. The conversion rate for shares of Series W Preferred Convertible Stock however would increase proportionately in the case of forward splits and may not be diluted by a reverse split following a forward split. The Series W Preferred Convertible Stock also has Spinout Rights pursuant to which at any time prior to the conversion into Common Stock, at the discretion and expense of the majority holders (the “Holders”) of the Series W Preferred Stock, the Holders may elect to complete a “Direct Listing”, whereby the Registrant will file an Registration Statement with the Securities and Exchange Commission on Form S-1 to list the shares of the subsidiary and pursuant to which whereby the Holders will retain 90% control while the remaining 10% of the shares will distributed on a pari passu to the common shareholders of the Registrant. In addition to the costs associated with the Spinout transaction such subsidiary will pay the Registrant an additional $350,000 when the Spinout transaction is completed.

Pursuant to the Swap Agreement and the Certificate of Designation, Preferences and Rights of Series W Preferred Convertible Stock, the initial price of each share of Series W Preferred Convertible Stock shall be $25.00 per share. The share price of the Series W Preferred Convertible Stock may be adjusted at the time of the conversion based on the economic performance of the Properties. The adjustment for the conversion will be calculated up or down from $25.00 per share by valuing the underlying Properties which includes but is not limited to multiplying the gross annual revenue of the Properties by the greater of 1.5x (i.e. if the Properties are grossing $2,500,000 per year the conversion would take place at a $3,750,000 evaluation), or multiplying the net revenue by 5x (i.e. if the net revenue was $750,000 then the conversion would take place at a $3,750,000 evaluation). The price of each share of Series W Preferred Convertible Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the Series W Preferred Convertible Stock.

Section 5.06 – Change in Shell Company Status

Upon the closing of the Registrant’s acquisition of the Properties pursuant to the Swap Agreement as set forth in Item 1.01 above, the Registrant will cease to be a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

Section 8 – Other Events

Item 8.01 Other Events

On May 30, 2019, the Registrant issued a press release disclosing the Entry into a Material Definitive Agreement as set forth in Item 1.01 above.

Section 9 – Financial Statement and Exhibits

Item 9.1 Financial Statement and Exhibits

Exhibit No. Description

99.3       May 30, 2019 Asset for Stock Swap Agreement

99.4       May 30, 2019 Certificate of Designation, Preferences and Rights of Series W Preferred Convertible Stock

99.5       May 30, 2019 – press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2019

QUANTUM ENERGY INC.

By:	/s/ Andrew J. Kacic
J Andrew J. Kacic, Co- Chairman, Chief Executive Officer and Secretary